EXHIBIT 99.1

Meridian Resource Announces Second Quarter Financial Results

HOUSTON, Aug. 8, 2007 (PRIME NEWSWIRE) -- The Meridian Resource Corporation (NYSE:TMR) today announced its second quarter 2007 financial and operational results. A summary of the quarter's results are:

 -- Net Income totaled $2.7 million, or $0.03 per share
 -- Discretionary Cash Flow totaled $25.9 million
 -- Production totaled 4.7 Bcfe, or 52.0 Mmcfe per day
 -- Revenues totaled $40 million
 -- Lease Operating Expense totaled $7.0 million
 -- Depletion and Depreciation totaled $19.6 million
 -- General & Administrative Expense totaled $3.9 million

Net Income

Net income to common shareholders for the second quarter of 2007 was $2.7 million or $0.03 per diluted common share, essentially in-line with the $2.8 million, or $0.03 per share for the second quarter of 2006. Sequentially, net income was up by $1 million compared to $1.7 million for the first quarter of 2007. The increase in net income between the periods is due to a combination of increased price realizations and lower depletion and depreciation expense, offset by lower production between the periods. Net income for the first six months of 2007 was $4.4 million compared to $10.2 million for the same period of 2006.

Discretionary Cash Flow

Discretionary cash flow for the second quarter of 2007 was $25.9 million, compared to $32.2 million for the second quarter of 2006. The decrease in discretionary cash flow between the periods is due in part to lower net production, offset by higher average price realizations. Sequentially, discretionary cash flow is up slightly compared to $25.1 million for the first quarter of 2007. Discretionary cash flow for the first six months of 2007 was $51.0 million compared to $75.0 million for the same period of 2006.

Production

Production volumes for the second quarter of 2007 totaled 4.7 billion cubic feet of gas equivalent ("Bcfe"), or 52 Mmcfe per day compared to 5.9 Bcfe or 64.3 Mmcfe per day for the second quarter of 2006. The variance in production volumes between the two periods is due for the most part to natural production declines and mechanical issues in the Weeks Island field, offset by new discoveries brought online since the second quarter of 2006. Production volumes for the first six months of 2007 were 10.0 Bcfe compared to 12.3 Bcfe for the same period of 2006.

Revenues

Oil and gas revenues for the second quarter of 2007 totaled $39.7 million, or $8.39 per Mcfe, compared to oil and gas revenues of $45.1 million, or $7.71 per Mcfe, for the second quarter of 2006. The variance between the two periods for oil and gas revenues is due primarily to an increase in realized commodity prices offset in part by the reduced level of production referenced above. Natural gas prices rose to $7.77 per Mcf up from $7.29 per Mcf in the same quarter last year, after giving effect to the Company's commodity hedge program. Crude oil and condensate prices also rose to $61.20 per barrel, up 9% from $56.01 per barrel during the second quarter of 2006, after giving effect to the Company's commodity hedge program. Sequentially, oil and gas revenues are in-line with the $40.1 million received in the first quarter of 2007. Oil and gas revenues for the first six months of 2007 were $79.9 million compared to $102.9 million for the same period of 2006.

Lease Operating Expenses

Lease operating expenses for the second quarter of 2007 were $7.0 million compared to $5.0 million for the second quarter of 2006. The difference in lease operating expenses between the two periods was primarily a result of significant increases in insurance premiums for the Company's operations and facilities located in the coastal Gulf of Mexico region and the addition of new production in East Texas, south Louisiana and from the Vintage acquisition. Additionally, expenses rose in the Biloxi Marshland area due to increased compression and salt water disposal cost and a one time civil penalty expense arising from the Weeks Island pipeline operations. Although the Company's insurance costs increased for the period from May 2006 through April 2007, we anticipate those costs to moderate during 2007. We continue to ensure our assets with improved coverage as a safeguard against losses for the Company in the event of another hurricane. Sequentially, lease operating expenses were down by $800 thousand, or 10% compared to $7.8 million for the first quarter of 2007. This decrease is due primarily to a combination of reduced operating costs at Bayou Gentilly and Ramos field from the first quarter and the sale of the Umbrella Point property. Lease operating expenses for the first six months of 2007 were $14.8 million compared to $9.6 million for the same period of 2006.

Depletion and Depreciation

Depletion and depreciation for the second quarter of 2007 was $19.6 million down $8.1 million, or 29% compared to $27.7 million for the second quarter of 2006. On a per Mcfe basis, depletion and depreciation for the second quarter was $4.14 per Mcfe compared to $4.73 per Mcfe for the second quarter of 2006. The difference between the two periods primarily reflects the impact of the ceiling test write down taken by the Company in the third quarter of 2006. Sequentially, depreciation and depletion expense was down by $1.4 million compared with the first quarter of 2007.

General and Administrative Expenses

General and administrative expenses for the second quarter of 2007 were $3.9 million, or $0.82 per Mcfe, compared to $4.4 million, or $0.75 per Mcfe for the second quarter of 2006. The decrease in general and administrative expenses between the periods was primarily due to reductions in contract and consulting services, legal services and a decrease in office rent (resulting from a new lease agreement). Sequentially, general and administrative expenses were in-line with the first quarter of 2007 at $3.9 million.

Share Repurchases

In March 2007, the Company's Board of Directors authorized a new share repurchase program. Under the program, the Company may repurchase in the open market up to $5 million worth of common shares per year over the next three years. Since the Company last reported earnings on May 8th of 2007, Meridian has repurchased 100,000 common shares at a cost of $305,000.

Conference Call Information

Meridian invites you to listen to its conference call which will discuss the Company's financial and operational results on Wednesday August 8, 2007 at 2:00 p.m. Central Time. To participate in this conference call, dial 800-510-0178 (U.S./Canada) or 617-614-3450 (International) five to ten minutes before the scheduled start time and reference Conference ID #93319616. The conference call will be webcast and can be accessed on the Company's website at www.tmrc.com. Additionally, a replay of the conference call will be available for one week following the live broadcast by dialing 888-286-8010 (U.S./Canada) or 617-801-6888 (International) and referencing Conference ID #54968846.

Non-GAAP Financial Measure

In this press release, we refer to a non-GAAP financial measure we call "discretionary cash flow." As used herein, discretionary cash flow represents net income plus depletion and depreciation, deferred taxes and other non-cash items included in the Consolidated Statements of Operations prepared in accordance with GAAP. Management believes this measure is a financial indicator of our Company's ability to internally fund capital expenditures and service outstanding debt. Management also believes this non-GAAP financial measure of cash flow is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income, as defined by GAAP.

The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas in Louisiana, Texas, Oklahoma, Kentucky and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic and other technologies to analyze prospects, define risk, target and complete high-potential wells for exploration and development. Meridian is headquartered in Houston, Texas, and has offices in Tulsa, Oklahoma as well as a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR."

Safe Harbor Statement and Disclaimer

Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices. These and other risks are described in the Company's documents and reports, available from the U.S. Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 2006.

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          THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                       SUMMARY OPERATIONS DATA
     (In thousands, except prices and per share data, Unaudited)

                            Q2-07       Q2-06
                          --------------------    --------------------
                           Three Months Ended       Six Months Ended
                          --------------------    --------------------
                           June 30,    June 30,    June 30,    June 30,
                            2007        2006        2007        2006
                          --------    --------    --------    --------
 Production:
 Oil (Mbbl)                    201         199         450         423
 Natural Gas (Mmcf)          3,526       4,657       7,290       9,744
 Mmcfe                       4,734       5,850       9,991      12,282
 Mmcfe (Daily Rate)           52.0        64.3        55.2        67.9

 Average Prices:
 Oil (per Bbl)            $  61.20    $  56.01    $  55.17    $  52.43
 Natural Gas (per Mcf)        7.77        7.29        7.55        8.29
   Per Mcfe                   8.39        7.71        7.99        8.38

 Oil and Natural Gas
  Revenues                $ 39,716    $ 45,101    $ 79,859    $102,928
 Lease Operating
  Expenses                   6,988       5,011      14,755       9,564
   Per Mcfe                   1.48        0.86        1.48        0.78
 Depletion and
  depreciation              19,607      27,671      40,610      57,170
   Per Mcfe                   4.14        4.73        4.06        4.65
 Severance and Ad
  Valorem Taxes              2,619       2,610       5,463       5,345
   Per Mcfe                   0.55        0.45        0.55        0.44
 General and
  Administrative Expense     3,890       4,405       7,785       9,516
   Per Mcfe                   0.82        0.75        0.78        0.77
 Interest Expense            1,538       1,489       3,077       2,867
   Per Mcfe                   0.32        0.25        0.31        0.23

 Discretionary Cash
  Flow (1)                $ 25,854    $ 32,218    $ 50,993    $ 75,038
   Per Mcfe                   5.46        5.51        5.10        6.11

 Net Earnings Applicable
  to Common Stockholders  $  2,705    $  2,843    $  4,373    $ 10,174

 Per Common Share
  (Basic)                 $   0.03    $   0.03    $   0.05    $   0.12
 Per Common Share
  (Diluted)               $   0.03    $   0.03    $   0.05    $   0.11

 (1) See accompanying table for a reconciliation of discretionary cash flow to net cash provided by operating activities as defined by
     GAAP.

          THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
              (In thousands, except per share, Unaudited)

                            Q2-07       Q2-06
                          --------------------    --------------------
                           Three Months Ended       Six Months Ended
                          --------------------    --------------------
                           June 30,    June 30,    June 30,    June 30,
                            2007        2006        2007        2006
                          --------    --------    --------    --------
 Revenues:
 Oil and natural gas      $ 39,716    $ 45,101    $ 79,859    $102,928
 Interest and other            325       1,439         761       1,118
                          --------    --------    --------    --------
 Total revenues             40,041      46,540      80,620     104,046
                          --------    --------    --------    --------

 Operating costs and
  expenses:
 Oil and natural gas
  operating                  6,988       5,011      14,755       9,564
 Severance and ad
  valorem taxes              2,619       2,610       5,463       5,345
 Depletion and
  depreciation              19,607      27,671      40,610      57,170
 General and
  administrative             3,890       4,405       7,785       9,516
 Accretion expense             574         319       1,127         620
 Hurricane damage
  repairs                       --         404          --       2,403
                          --------    --------    --------    --------
 Total operating costs
  and expenses              33,678      40,420      69,740      84,618
                          --------    --------    --------    --------

 Earnings before
  interest and income
  taxes                      6,363       6,120      10,880      19,428

 Other expenses:
 Interest expense            1,538       1,489       3,077       2,867
 Taxes on income:
   Current                     (26)        197         112         368
   Deferred                  2,146       1,591       3,318       6,019
                          --------    --------    --------    --------
 Net Earnings applicable
  to common stockholders  $  2,705    $  2,843    $  4,373    $ 10,174
                          ========    ========    ========    ========

 Net Earnings per share:
   - Basic                $   0.03    $   0.03    $   0.05    $   0.12
                          ========    ========    ========    ========
   - Diluted              $   0.03    $   0.03    $   0.05    $   0.11
                          ========    ========    ========    ========

 Weighted average
  common shares
  outstanding:
   - Basic                  89,329      86,950      89,291      86,900
   - Diluted                94,906      92,140      94,792      92,346

          THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                  June 30,    Dec. 31,
                                                    2007        2006
                                                  --------    --------
 ASSETS                                         (unaudited)
 ------

 Cash and cash equivalents                        $ 33,627    $ 32,706
 Other current assets                               37,031      36,380
                                                  --------    --------
   Total current assets                             70,658      69,086
                                                  --------    --------

 Property, equipment and other assets              407,724     398,809
                                                  --------    --------
   Total assets                                   $478,382    $467,895
                                                  ========    ========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------

 Current liabilities                              $ 54,207    $ 50,539

 Long-term debt, net of current maturities          75,000      75,000

 Other liabilities                                  26,188      21,559

 Common stockholders' equity                       322,987     320,797
                                                  --------    --------
   Total liabilities and stockholders' equity     $478,382    $467,895
                                                  ========    ========

          THE MERIDIAN RESOURCE CORPORATION AND SUBSIDIARIES
        SUPPLEMENTAL DISCLOSURE OF NON-GAAP FINANCIAL MEASURES
                       (In thousands, Unaudited)

                          --------------------    --------------------
                           Three Months Ended       Six Months Ended
                          --------------------    --------------------
                           June 30,    June 30,    June 30,    June 30,
                            2007        2006        2007        2006
                          --------------------    --------------------
 Reconciliation of
  Discretionary Cash Flow
  (Diluted) to Net Cash
  Provided By Operating
  Activities:

 Discretionary Cash Flow
  (Diluted)               $ 25,854    $ 32,218    $ 50,993    $ 75,038
 Adjustments to
  reconcile discretionary
  cash flow to net cash
  provided by operating
  activities:
   Net changes in
    working capital          2,582      (5,379)     (3,475)        (92)
                          --------------------    --------------------
 Net Cash Provided By
  Operating Activities    $ 28,436    $ 26,839    $ 47,518    $ 74,946
                          ====================    ====================

                  The Meridian Resource Corporation
                        Summary of Natural Gas
                                 and
                      Crude Oil Hedge Positions

                     Natural Gas Costless Collars
                     ----------------------------

                       Contracted          Floor          Ceiling
     Contract            Volume            Price           Price
      Period           (Mmbtu/Qtr)       ($/Mmbtu)       ($/Mmbtu)
    ----------        ------------      -----------     -----------
     Q2 - '07          1,600,000          $ 7.50          $11.05
     Q3 - '07          1,350,000          $ 7.00          $11.50
     Q4 - '07          1,110,000          $ 7.00          $11.50
     Q1 - '08          1,010,000          $ 7.15          $11.95
     Q2 - '08            880,000          $ 7.16          $11.94
     Q3 - '08            740,000          $ 7.16          $11.95
     Q4 - '08            610,000          $ 7.16          $11.95

                      Crude Oil Costless Collars
                      --------------------------

                       Contracted          Floor          Ceiling
     Contract            Volume            Price           Price
      Period           (Bbls/Qtr)         ($/Bbl)         ($/Bbl)
    ----------        ------------      -----------     -----------
     Q2 - '07             48,000          $52.50          $79.53
     Q3 - '07             45,000          $60.22          $84.24
     Q4 - '07             43,000          $64.16          $87.01
     Q1 - '08             47,000          $62.34          $86.05
     Q2 - '08             41,000          $63.17          $86.55
     Q3 - '08             25,000          $59.40          $84.95
     Q4 - '08             15,000          $55.00          $83.00

CONTACT:  The Meridian Resource Corporation
          Lance L. Weaver
          (281) 597-7125
          lweaver@tmrx.com
          www.tmrc.com